EXHIBIT 10.3

O-I GLASS, INC.

SECOND AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“AGREEMENT”) is made by and between O-I Glass, Inc., a Delaware corporation (the “Company”) and the member of the Board of Directors of the Company whose account for which this grant is being accepted (the “Director”), effective as of [ □ ] (the “Grant Date”).

             WHEREAS, the Company has established the Second Amended and Restated 2017 Incentive Award Plan (as amended from time to time, the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

             WHEREAS, the Plan provides for the issuance of Restricted Stock Units (“RSUs”), subject to certain vesting conditions thereon and to other conditions stated herein; and

             WHEREAS, the Board of Directors of the Company (the “Board”), after consultation with the Compensation and Talent Development Committee of the Board, has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the RSUs provided for herein to the Director in consideration of services rendered, or to be rendered, to the Company.

             NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

             Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

 Section 1.1.     Cause

                         “Cause” shall mean the Director’s dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Company’s Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2.     Disability

            “Disability” means the total disability of the Director, as determined in the sole discretion of the Administrator.

Section 1.3.     Parent Corporation

             “Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.4.     Retirement

“Retirement” shall mean the retirement and “separation from service” (within the meaning of Section 409A) of the Director from the Company, a Parent Corporation or a Subsidiary after reaching the Company’s normal retirement age or the early retirement of the Director from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60.

 Section 1.5.     Rule 16b-3

             “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

 Section 1.6.   Secretary

             “Secretary” shall mean the Secretary of the Company.

ARTICLE II.

ISSUANCE OF RSUs

 Section 2.1.     Issuance of RSUs

              In consideration of the services rendered or to be rendered to the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration which the Board has determined to be equal to the par value of its Common Stock, on the Grant Date, the Company awards to the Director the number of RSUs specified for this grant in the Director’s Solium Shareworks Account, upon the terms and conditions set forth in this Agreement. Each RSU is granted in tandem with a Dividend Equivalent, as further described in Section 3.5 below.

 Section 2.2.     No Right to Continued Service

             Nothing in this Agreement or in the Plan shall confer upon the Director any right to continue serving as a member of the Board.

ARTICLE III.

VESTING; PAYMENT

 Section 3.1.     Vesting of RSUs

             (a)Except as otherwise provided in Section 3.1(b) and in Section 3.4 below, the RSUs shall vest in their entirety on the date of the Company’s annual meeting of shareholders at which directors are elected to the Board following the Grant Date (such date, the “Annual Meeting Date”) or such earlier date as the Director experiences a Termination of Service by reason of the Director’s death, Disability or Retirement.

(b)If, prior to the Annual Meeting Date, the Director experiences a Termination of Service other than by reason of (i) the Director’s death, Disability or Retirement or (ii) a Termination of Service by the Company, a Parent Corporation or a Subsidiary for Cause, such Director shall immediately vest in a number of RSUs equal to the total number of RSUs granted hereby multiplied by a fraction, the numerator of which is the number of days from the Grant Date to the date of the Termination of Service and the denominator of which is the number of days from the Grant Date to the Annual Meeting Date.

 Section 3.2.     Termination of RSUs

             Upon the Director’s Termination of Service for any reason, all then-unvested RSUs issued to the Director pursuant to this Agreement (after taking into account any vesting that may occur in connection with such Termination of Service, if any) shall immediately terminate and be cancelled and forfeited.

 Section 3.3.     Payment of RSUs

             Vested RSUs shall be paid in Shares within 30 days after the date on which the applicable RSU vests.  Each vested RSU shall entitle the Director to receive one Share.

 Section 3.4.     Change in Control

             Notwithstanding any other provision of this Agreement, upon a Change in Control, the Administrator shall provide by resolution adopted prior to such event that, at some time prior to the effective date of such event, all then-outstanding RSUs shall fully vest.

Section 3.5. Dividend Equivalents

A bookkeeping account will be established by the Company to which Dividend Equivalents equal to the product of (a) the number of RSUs subject to this Agreement, and (b) the dividends declared on a single share of Common Stock will be credited. To the extent the Director becomes vested in any RSUs issued pursuant to this Agreement, the Dividend Equivalents corresponding to such RSUs will be converted to cash or additional Shares (as may be determined by the Administrator in its sole discretion) and will be paid to the Director at the same time as the Shares of Common Stock are issued with respect to the vested RSUs.  The Director shall not be entitled to payment of any Dividend Equivalents relating to dividends for which the applicable ex-dividend date occurs on or after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent.

ARTICLE IV.

MISCELLANEOUS

 Section 4.1.     Administration

             The Administrator shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules.  All action taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs and/or Dividend Equivalents, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation.

 Section 4.2.     RSUs and Dividend Equivalents Not Transferable

             Neither the RSUs nor Dividend Equivalents, nor any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any such attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 4.3.     Conditions to Issuance of Stock Certificates

             The Company shall not be required to issue or deliver any certificate or certificates for Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

             (a)        The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

             (b)        The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its sole discretion, deem necessary or advisable; and

             (c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; and

             (d)        The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience.

 Section 4.4.     Notices

             Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to the Director at the address given beneath the Director’s signature hereto.  By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it, him or her.  Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

 Section 4.5.     Rights as Stockholder

             The Director shall not, by virtue of any RSU granted hereby, be entitled to vote in any Company election, receive any dividend in respect of the Shares subject to any RSU (except as provided under Section 3.5 above) or exercise any other rights of a stockholder of the Company.  The RSUs shall not confer upon the Director any rights of a stockholder of the Company unless and until such RSUs have vested and Shares have been distributed in respect of such RSUs.

 Section 4.6.     Titles

             Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

 Section 4.7.     Conformity to Laws

             The Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act.  Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the RSUs and Dividend Equivalents shall be granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement and the RSUs and Dividend Equivalents granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.8.     Section 409A

(a)This Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code and the Treasury Regulations relating thereto (together, “Section 409A”).  Notwithstanding any provision of this Agreement, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, provided, however, that this Section 4.8 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any payment window spans two calendar years, the Director shall have no discretion over or ability to control the actual year in which payment is made.

(b)Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Director under this Agreement during the six (6)-month period following the Director’s “separation from service” to the extent that the Administrator determines that the Director is a “specified employee” (each within the meaning of Section 409A) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i).  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Director in a lump-sum all amounts that would have otherwise been payable to the Director during such six (6)-month period under this Agreement.  For the avoidance of doubt, any amounts payable upon a Termination of Service shall only be paid upon the Director’s “separation from service” (within the meaning of Section 409A).

(c)Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.

Section 4.9.     Amendments

             This Agreement may be amended without the consent of the Director, except that no amendment of this Agreement shall, without the consent of the Director, impair any rights of the Director under this Agreement.

Section 4.10. Tax Withholding

To the extent the Company, any Parent Corporation or a Subsidiary has any withholding obligations for the RSUs and/or Dividend Equivalents upon grant, vesting or payment hereunder, the Company will, unless the Director elects otherwise, automatically retain a portion of the Shares (or cash, as applicable) otherwise deliverable in respect of such vested RSUs and corresponding Dividend Equivalents with an aggregate Fair Market Value (determined on the date such withholding obligation arises) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes.  The Director may, however, elect to pay the Company, any Parent Corporation or a Subsidiary the amount of any required withholdings in cash or by check and not have Shares (or cash, as applicable) withheld.

Section 4.11.  Clawback

Notwithstanding anything contained in the Agreement to the contrary, all RSUs and Dividend Equivalents awarded under this Agreement, and any Shares issued upon settlement hereunder shall be subject to forfeiture, or repayment pursuant to the terms of any policy that the Company may implement in compliance with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

 Section 5.12.   Governing Law

             This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

            IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

O-I GLASS, INC.

By:

Its: